Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	July 25, 2023
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2023 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended June 30, 2023 and 2022:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended June 30, 2023, net income was $3.5 million, or $.25 per diluted share, as compared to $5.2 million, or $.38 per diluted share, during the second quarter of 2022.

The decrease in our net income of $1.7 million, or $.13 per diluted share, during the second quarter of 2023, as compared to the comparable quarter of 2022, consisted of the following: (i) a decrease of $1.8 million, or $.13 per diluted share, resulting from an increase in interest expense due to increases in our average borrowing rate and average outstanding borrowings; (ii) a decrease of $862,000, or $.06 per diluted share, from demolition expenses incurred during the second quarter of 2023 related to a property located in Chicago, Illinois, partially offset by; (iii) an increase of $929,000, or $.06 per diluted share, resulting from an aggregate net increase in the income generated at various properties, including a reduction of $227,000, or $.02 per diluted share, in the expenses related to the property located in Chicago.

As calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our funds from operations ("FFO") were $10.6 million, or $.77 per diluted share, during the second quarter of 2023, as compared to $12.2 million, or $.88 per diluted share during the second quarter of 2022. The decrease of $1.6 million, or $.11 per diluted share, was due primarily to the above-mentioned $1.7 million, or $.13 per diluted share, decrease in our net income during the second quarter of 2023, as compared to the second quarter of 2022, partially offset by an increase in depreciation and amortization expense.

Consolidated Results of Operations - Six-Month Periods Ended June 30, 2023 and 2022:

For the six-month period ended June 30, 2023, net income was $7.9 million, or $0.57 per diluted share, as compared to $10.6 million, or $.77 per diluted share during the first six months of 2022.

The decrease in our net income of $2.7 million, or $.20 per diluted share, during the first six months of 2023, as compared to the comparable period of 2022, was primarily due to: (i) a decrease of $3.3 million, or $.24 per diluted share, resulting from an increase in interest expense due to increases in our average borrowing rate and average outstanding borrowings; (ii) a decrease of $1.1 million, or $.08 per diluted share, from demolition expenses incurred during the first six months of 2023 related to a property located in Chicago, Illinois, partially offset by; (iii) a net increase of $1.7 million, or $.12 per diluted share, resulting from an aggregate net increase in the income generated at various properties, including a reduction of $568,000, or $.04 per diluted share, in the expenses related to the property located in Chicago.

As calculated on the attached Supplemental Schedule, our FFO were $22.0 million, or $1.59 per diluted share, during the first six months of 2023, as compared to $24.6 million, or $1.78 per diluted share during the comparable period of 2022. The decrease of $2.6 million, or $.19 per diluted share, was due primarily to the above-mentioned $2.7 million, or $.20 per diluted share, decrease in our net income during the first six months of 2023, as compared to the first six months of 2022, partially offset by an increase in depreciation and amortization expense.

Dividend Information:

The second quarter dividend of $.72 per share, or $10.0 million in the aggregate, was declared on June 7, 2023 and paid on June 30, 2023.

Capital Resources Information:

At June 30, 2023, we had $311.4 million of borrowings outstanding pursuant to the terms of our $375 million revolving credit agreement and $60.5 million of available borrowing capacity as of that date, net of outstanding borrowings and letters of credit.

New Construction Project - Sierra Medical Plaza I:

In March, 2023, construction was substantially completed on the Sierra Medical Plaza I, an 86,000 square foot medical office building ("MOB") located in Reno, Nevada. This MOB is located on the campus of the Northern Nevada Sierra Medical Center, a hospital that is owned and operated by a wholly-owned subsidiary of UHS, which was completed and opened during April, 2022. The master flex lease agreement in connection with this building, which commenced in March, 2023 and has a ten-year term scheduled to expire on March 31, 2033, covers approximately 68% of the rentable square feet of the MOB at an initial minimum rent of $1.3 million annually, plus a pro-rata share of the common area maintenance expenses. This master flex lease agreement is subject to reduction based upon the execution of third-party leases. The aggregate cost of the MOB is estimated to be approximately $35 million, approximately $24 million of which was incurred as of June 30, 2023.

Vacant Specialty Facilities:

Demolition of the former specialty hospital located in Chicago, Illinois, has been substantially completed. Demolition costs were approximately $1.5 million in the aggregate, all of which have been incurred as of June 30, 2023. These demolition costs were included in other operating expenses in our consolidated statements of income during the following periods: $332,000 during the fourth quarter of 2022, $265,000 during the first quarter of 2023 and $862,000 during the second quarter of 2023.

Including the above-mentioned demolition costs incurred during the three and six-months ended June 30, 2023, the operating expenses incurred by us in connection with the property located in Chicago, Illinois, were $983,000 and $1.4 million during the three and six-months ended June 30, 2023, respectively, (or $120,000 and $272,000 during the three and six-months ended June 30, 2023, respectively, excluding the demolition costs) as compared to $347,000 and $840,000 during the three and six-month periods ended June 30, 2022, respectively.

In addition, the aggregate operating expenses for the two vacant specialty facilities located in Evansville, Indiana, and Corpus Christi, Texas, were approximately $202,000 and $197,000 during the three-month periods ended June 30, 2023 and 2022, respectively, and approximately $389,000 and $373,000 during the six-month periods ended June 30, 2023 and 2022, respectively.

We continue to market the three above-mentioned properties to third parties. Future operating expenses related to these properties, which are estimated to be approximately $1.3 million in the aggregate during the full year of 2023 (excluding the demolition costs incurred in connection with the property in Chicago, Illinois), will be incurred by us during the time they remain owned and unleased. Should these properties continue to remain owned and unleased for an extended period of time, or should we incur substantial renovation or additional demolition costs to make the properties suitable for other operators/tenants/buyers, our future results of operations could be materially unfavorably impacted.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human-service related facilities including acute care hospitals, behavioral health care hospitals, specialty facilities, medical/office buildings, free-standing emergency departments and childcare centers. We have investments or commitments in seventy-six properties located in twenty-one states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, as well as the operations and financial results of each of our tenants, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7- Forward-Looking Statements in our Form 10-K for the year ended December 31, 2022 and in Item 7- Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarter ended March 31, 2023), may cause the results to differ materially from those anticipated in the forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Future operations and financial results of our tenants, and in turn ours, could be materially impacted by various developments including, but not limited to, decreases in staffing availability and related increases to wage expense experienced by our tenants resulting from the nationwide shortage of nurses and other clinical staff and support personnel, the impact of government and administrative regulation of the health care industry; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions related to supplies required for our tenants’ employees and patients; and potential increases to other expenditures.

In addition, the increase in interest rates has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.

We believe that, if and when applicable, adjusted net income and adjusted net income per diluted share (as reflected on the Supplemental Schedule), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are non-recurring or non-operational in nature including items such as, but not limited to, gains on transactions.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute

FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects of certain items, such as gains on transactions that occurred during the periods presented. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2022 and our Report on Form 10-Q for the quarter ended March 31, 2023. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2023 and 2022

(amounts in thousands, except share information)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Lease revenue - UHS facilities (a.)	$8,236	$7,394	$16,023	$14,820
Lease revenue - Non-related parties	13,668	12,933	27,029	25,828
Other revenue - UHS facilities	245	233	476	462
Other revenue - Non-related parties	292	242	773	497
Interest income on financing leases - UHS facilities	1,365	1,369	2,731	2,739
	23,806	22,171	47,032	44,346
Expenses:
Depreciation and amortization	6,849	6,679	13,467	13,388
Advisory fees to UHS	1,323	1,266	2,625	2,490
Other operating expenses	8,250	6,986	15,771	13,853
	16,422	14,931	31,863	29,731
Income before equity in income of unconsolidated limited liability companies ("LLCs") and interest expense	7,384	7,240	15,169	14,615
Equity in income of unconsolidated LLCs	268	345	639	597
Interest expense, net	(4,176)	(2,367)	(7,873)	(4,589)
Net income	$3,476	$5,218	$7,935	$10,623
Basic earnings per share	$0.25	$0.38	$0.58	$0.77
Diluted earnings per share	$0.25	$0.38	$0.57	$0.77

Weighted average number of shares outstanding - Basic	13,784	13,768	13,781	13,766
Weighted average number of shares outstanding - Diluted	13,809	13,789	13,806	13,788

(a.) Includes bonus rental on McAllen Medical Center, a UHS acute care hospital facility of $730 and $643 for the three-month periods ended June 30, 2023 and 2022, respectively, and $1,495 and $1,321 for the six-month periods ended June 30, 2023 and 2022, respectively.

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Three Months Ended June 30, 2023 and 2022

(amounts in thousands, except share information)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	June 30, 2023		June 30, 2022
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$3,476	$0.25	$5,218	$0.38
Adjustments	-	-	-	-
Subtotal adjustments to net income	-	-	-	-
Adjusted net income	$3,476	$0.25	$5,218	$0.38

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	June 30, 2023		June 30, 2022
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$3,476	$0.25	$5,218	$0.38
Plus: Depreciation and amortization expense:
Consolidated investments	6,849	0.50	6,679	0.48
Unconsolidated affiliates	298	0.02	295	0.02
FFO	$10,623	$0.77	$12,192	$0.88
Dividend paid per share		$0.720		$0.710

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Six Months Ended June 30, 2023 and 2022

(amounts in thousands, except share information)

(unaudited)

Calculation of Adjusted Net Income

	Six Months Ended		Six Months Ended
	June 30, 2023		June 30, 2022
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$7,935	$0.57	$10,623	$0.77
Adjustments	-	-	-	-
Subtotal adjustments to net income	-	-	-	-
Adjusted net income	$7,935	$0.57	$10,623	$0.77

Calculation of Funds From Operations (“FFO”)

	Six Months Ended		Six Months Ended
	June 30, 2023		June 30, 2022
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$7,935	$0.57	$10,623	$0.77
Plus: Depreciation and amortization expense:
Consolidated investments	13,467	0.98	13,388	0.97
Unconsolidated affiliates	591	0.04	590	0.04
FFO	$21,993	$1.59	$24,601	$1.78
Dividend paid per share		$1.435		$1.415

Universal Health Realty Income Trust

Consolidated Balance Sheets

(amounts in thousands, except share information)

(unaudited)

	June 30,	December 31,
	2023	2022
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$642,619	$641,338
Accumulated depreciation	(252,365)	(248,772)
	390,254	392,566
Land	56,631	56,631
Net Real Estate Investments	446,885	449,197
Financing receivable from UHS	83,444	83,603
Net Real Estate Investments and Financing receivable	530,329	532,800
Investments in and advances to limited liability companies ("LLCs")	9,296	9,282
Other Assets:
Cash and cash equivalents	9,459	7,614
Lease and other receivables from UHS	5,944	5,388
Lease receivable - other	8,379	8,445
Intangible assets (net of accumulated amortization of $13.1 million and $15.4 million, respectively)	8,343	9,447
Right-of-use land assets, net	11,358	11,457
Deferred charges and other assets, net	20,203	23,107
Total Assets	$603,311	$607,540
Liabilities:
Line of credit borrowings	$311,400	$298,100
Mortgage notes payable, non-recourse to us, net	39,741	44,725
Accrued interest	335	373
Accrued expenses and other liabilities	12,531	12,873
Ground lease liabilities, net	11,358	11,457
Tenant reserves, deposits and deferred and prepaid rents	11,311	10,911
Total Liabilities	386,676	378,439
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2023 - 13,822,027; 2022 - 13,803,335	138	138
Capital in excess of par value	269,923	269,472
Cumulative net income	818,596	810,661
Cumulative dividends	(883,001)	(863,181)
Accumulated other comprehensive income	10,979	12,011
Total Equity	216,635	229,101
Total Liabilities and Equity	$603,311	$607,540